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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                   May 28, 1997 (May 21, 1997)

                    TIAA REAL ESTATE ACCOUNT
     (Exact name of registrant as specified in its charter)


New York            33-92990, 333-13477      Not Applicable
(State or other        and 333-22809         (IRS Employer
Jurisdiction of     (Commission File No.)    Identification No.)
incorporation)

     c/o Teachers Insurance and Annuity
     Association of America
     730 Third Avenue
     New York, New York                           10017-3206
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (212) 490-9000

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) On May 21, 1997, Deloitte & Touche, LLP ("Deloitte") was advised that they would not be re-engaged as the Registrant's independent accountant. Deloitte's report dated February 6, 1997 on the Registrant's financial statements for the year ended December 31, 1996 and for the period July 3, 1995 (commencement of operations) to December 31, 1995, and Deloitte's report dated March 8, 1996 on the Registrant's financial statements for the period July 3, 1995 to December 31, 1995, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was a result of a process initiated by Teachers Insurance and Annuity Association of America ("TIAA") pursuant to its policy to periodically consider changing auditors for itself and its separate accounts and was approved by the TIAA Board of Trustees. There have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure since Registrant's inception.

     (b) On May 21, 1997, Ernst & Young was engaged by TIAA as the Registrant's principal accountant. The engagement resulted from a process initiated by TIAA pursuant to its policy to periodically consider changing auditors for itself and its separate accounts.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) The following document is being filed herewith as an exhibit:

          (16)   Letter from Deloitte & Touche, LLP.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         TIAA REAL ESTATE ACCOUNT

                         By:  TEACHERS INSURANCE AND ANNUITY
                              ASSOCIATION OF AMERICA

Date: May 28, 1997       By:  /s/ Peter C. Clapman
                              --------------------------------
                              Peter C. Clapman, Senior Vice
                              President and Chief Counsel,
                              Investments
                              (Authorized Signatory)


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                          EXHIBIT INDEX


(16)   Letter from Deloitte & Touche, LLP